Exhibit 99.1

Hercules Capital Further Strengthens Its Capital Resources with New $100.0 Million Multi-Currency Credit Facility

PALO ALTO, Calif., November 10, 2021—Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that effective November 9, 2021, it has entered into a new $100.0 million multi-currency credit facility with Sumitomo Mitsui Banking Corporation (“SMBC”).

SMBC has committed a total of $100.0 million in credit capacity subject to borrowing base, leverage and other restrictions. The new credit facility also includes an uncommitted accordion feature expandable up to $150.0 million. The interest rate applicable to borrowings under the new credit facility is LIBOR plus 1.875% and the advance rate under the new credit facility is a maximum of 75% against eligible loans. The new credit facility matures in November 2026, including a 12-month amortization period.

“With the announcement of our recent 5-year 2.625% investment grade bond offering totaling $325.0 million and our new credit facility with SMBC, we continue to reduce our cost of capital while improving operational flexibility,” said Seth Meyer, chief financial officer of Hercules. “This new credit facility is multi-currency, with improved pricing and flexibility and longer maturity. We thank SMBC for their support of our industry-leading franchise.”

For additional information, please review the Company’s current report on Form 8-K, to be filed with the Securities and Exchange Commission (“SEC”), which will include the completed transaction documents.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $12.8 billion to over 540 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules Capital, through its wholly owned subsidiary, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking    statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com

2